Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report of AmBase Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Ferrara, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies this Form 10-Q as an exhibit but shall not be deemed as having been filed for purposes of Section 18 of the Securities Exchange Act of 1934 or as a separate disclosure document of the Company or the certifying officer.

/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer
AmBase Corporation
Date: November 9, 2023